Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Bluerock Acquisition Holdings, LLC

Address of Joint Filer:	c/o Bluerock Acquisition Corp.
919 Third Avenue
New York, New York 10022

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Bluerock Acquisition Corp. [BLRK]

Date of Event Requiring Statement:
(Month/Day/Year):	12/10/2025

Name of Joint Filer:	Ramin Kamfar

Address of Joint Filer:	c/o Bluerock Acquisition Corp.
919 Third Avenue
New York, New York 10022

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Executive Officer and Chairman)

Issuer Name and Ticker or Trading Symbol:	Bluerock Acquisition Corp. [BLRK]

Date of Event Requiring Statement:
(Month/Day/Year):	12/10/2025